Exhibit 99.1

PRESS RELEASE

Contact:

Kevin S. Bauer
Sr. Vice President and CFO	For Release December 28, 2011
510-668-7119

Exar Corporation Revises Revenue and Non-GAAP Gross Margin Outlook for Fiscal 2012 Third Quarter

Fremont, California, December 28, 2011 – Exar Corporation (Nasdaq: EXAR) today announced a revision to its fiscal 2012 third quarter revenue and non-GAAP gross margin guidance. The Company currently expects revenue for the fiscal third quarter to be between $28 million and $30 million and non-GAAP gross margin to be between 48% and 50%. “The revenue outlook across all product lines has fallen below the original forecasted range due to weaker economic conditions in Asia and Europe and continued inventory corrections,” commented Kevin Bauer, the Company’s senior vice president and chief financial officer.

The Company’s statements about its future financial performance or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein.

Safe Harbor Statement

The Company’s statements about its future financial performance, changes in gross margins, net sales and operating expenses, resource allocation and its impact on future performance and product development initiatives, design win conversion, distribution and OEM trends, supply chain issues among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global financial volatility, economic recession, and industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer or distributor demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; cash balances; vendor capacity, quality or throughput constraints; successful integration of acquired businesses; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to impairment analyses or acquisition related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 27, 2011 and the Quarterly Reports on Form 10-Q for the periods ended July 3, 2011 and October 2, 2011.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the period presented, we are disclosing non-GAAP gross margin that is adjusted to exclude from our GAAP results all stock-based compensation expense and amortization of acquired intangible assets. This non-GAAP measure is presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing and other non-GAAP measure to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. This non-GAAP measure is not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

About Exar

Exar Corporation delivers highly differentiated silicon, software and subsystem solutions for industrial, consumer, and enterprise applications. For over 40 years, Exar’s comprehensive knowledge of end-user markets along with the underlying analog/mixed signal and digital technologies has enabled innovative solutions that meet the needs of the evolving connected world. Exar’s technology portfolio includes solutions for power management, serial interfaces, packet-based and TDM wireline communications, enterprise storage optimization, and data security. Exar has locations worldwide providing real-time customer support to drive rapid product development. For more information about Exar, visit: www.exar.com.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

(In millions)

	GUIDANCE UPDATE FOR THE QUARTER ENDING JANUARY 1, 2012
		ADJUSTMENTS
	NON-GAAP	STOCK BASED COMPENSATION	AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS	GAAP
Net Sales	$28.0 - $30.0			$28.0 - $30.0
Gross Margin	48% - 50%	<0.1%	3.5%	44.5% - 46.5%

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